Exhibit 10.7

OMNIBUS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND AGREEMENT NO. 2 TO PLEDGE AGREEMENT

This OMNIBUS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND AMENDMENT NO. 2 TO PLEDGE AGREEMENT (this “Agreement”) is made as of this 31st day of December, 2018, by and among MOHAWK GROUP HOLDINGS, INC., a Delaware corporation (“Mohawk Holdco”), MOHAWK GROUP, INC., a Delaware corporation (“Mohawk”), certain subsidiaries of Mohawk set forth on the signature pages hereto (each being referred to herein individually as a “Borrower”, and together with Mohawk Holdco and Mohawk, collectively as the “Borrowers”), MIDCAP FUNDING X TRUST, a Delaware statutory trust, as agent (in such capacity and together with its permitted successors and assigns, the “Agent”), and the Lenders party hereto constituting the Required Lenders.

RECITALS

A. Agent, Lenders and Borrowers are parties to that certain Amended and Restated Credit and Security Agreement, dated as of November 23, 2018 (as amended, modified, supplemented and restated from time to time prior to the date hereof, the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B. Mohawk Holdco, Mohawk and Agent have entered into that certain Pledge Agreement, dated as of October 16, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including by that certain Omnibus Consent, Joinder and Amendment No. 3 to Credit and Security Agreement, dated as of September 4, 2018, the “Original Pledge Agreement”; the Original Pledge Agreement, as amended hereby, the “Pledge Agreement”), pursuant to which the Pledgors (as defined therein) have granted to Agent a security interest in certain equity interests set forth therein to secure the Obligations under the Credit Agreement.

C. Pursuant to clause (j) of the definition of Permitted Debt, the Borrowers plan to incur the Horizon Term Loan Obligations, which shall be subject to the terms of the Intercreditor Agreement.

D. Pursuant to Section 2.4 of the Intercreditor Agreement, the Agent and the Horizon Term Loan Agent agree that the Collateral securing the Obligations shall be identical to the collateral securing the Horizon Term Loan Obligations, but subject to the respective priorities set forth in the Intercreditor Agreement and the Credit Parties be identical to the grantors under Horizon Term Loan Documents.

E. Borrower has requested, and Agent and Lenders constituting at least the Required Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement and the other Financing Documents, to amend certain provisions of the Original Credit Agreement and the Original Pledge Agreement, among other things, amend the Collateral to be identical to that securing the Horizon Term Loan Obligations and amend the Credit Parties to be identical to the grantors under the Horizon Term Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders and Borrowers hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order therein:

““Domestic Subsidiary” means any Subsidiary of a Borrower that is not a Foreign Subsidiary.”

(b) The definition of “Permitted Asset Dispositions” in Section 1.1 of the Original Credit Agreement is hereby amended by (x) deleting the “and” and inserting “,” at the end of clause (h) thereof; (y) inserting “and” at the end of clause (i) thereof and (z) inserting a new clause (j) thereto to read as follows:

(j) transfer of all of Mohawk Holdco’s right and interest in United States Patent Application No. 15/259,675 in accordance with that certain Voting Agreement dated as of November 1, 2018, by and among MV II, LLC, Larisa Storozhenko, Maximus Yaney and AsherMaximus I, LLC, and Mohawk Holdco.

(c) The first sentence of Section 4.11(a) of the Original Credit Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“Each Borrower will, and will cause each Subsidiary to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Agent shall agree otherwise in writing, cause all Domestic Subsidiaries of Borrowers and upon the request of Agent, cause all Foreign Subsidiaries to be jointly and severally obligated with the other Borrowers under all covenants and obligations under this Agreement, including the obligation to repay the Obligations.”

(d) Section 4.11(c) of the Original Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(c) Upon the formation or acquisition of a new Subsidiary, Borrowers shall (i) pledge, have pledged or cause or have caused to be pledged to Agent pursuant to a pledge agreement in form and substance satisfactory to Agent, all of the outstanding shares of Equity Interests or other Equity Interests of such new Subsidiary owned directly or indirectly by any Borrower, along with undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Agent shall agree otherwise in writing, cause such new Domestic Subsidiary and upon the request of Agent, cause such new Foreign Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of Agent in order to grant Agent, acting on behalf of the Lenders, a first priority Lien on all real and personal property of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless Agent shall agree otherwise in writing, cause such new Domestic Subsidiary or upon the request of Agent, cause such new Foreign Subsidiary to either (at the election of Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Agent; and (iv) cause any new Subsidiary that is joined as a party to the Financing Documents pursuant to clause (iii) above to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorize the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by Agent, in each case, in form and substance satisfactory to Agent.”

(e) Schedule 9.1 of the Original Credit Agreement is hereby amended by deleting the last paragraph thereof.

3. Amendments to Original Pledge Agreement. Schedule I of the Original Pledge Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule I attached hereto.

4. Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5. Costs and Fees. Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

6. Conditions to Effectiveness. This Agreement shall become effective as of the date on which Agent has received each agreement, document and instrument set forth in this section, each in form and substance satisfactory to Agent, including the satisfaction of the following conditions precedent, each to the satisfaction of Agent in its sole discretion:

(a) Borrowers shall have delivered to Agent this Agreement, duly executed by an authorized officer of each Borrower;

(b) Borrowers shall have delivered to Agent fully executed copies of the Horizon Term Loan Documents, in form and substance reasonably acceptable to Agent;

(c) Borrowers shall have delivered to Agent a fully executed copy of the Intercreditor Agreement, in form and substance acceptable to Agent;

(d) Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request;

(e) all of the representations and warranties of Borrowers set forth herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(f) no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof).

7. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

8. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9. Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (other than to such Borrower’s current and prospective direct and indirect financing sources, acquirors and holders of Debt of Credit Parties and the Credit Parties’ direct and indirect equityholders, and its and their respective attorneys, advisors, directors, managers and officers on a need-to-know basis , as otherwise may be required by law or in connection with the resolution of a dispute brought hereunder involving a Credit Party and any of Agent, any Lender, any Participant or in connection with any public or regulatory filing requirement relating to the Financing Documents) without Agent’s prior written consent. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower, any Lender or the Agent.

10. Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f) Entire Agreement. The Credit Agreement, as amended hereby, and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING X TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING X TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING V TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

BORROWERS:	MOHAWK GROUP HOLDINGS, INC.
MOHAWK GROUP, INC.
XTAVA LLC
SUNLABZ LLC
RIF6 LLC
VREMI LLC
HOMELABS LLC
VIDAZEN LLC
URBAN SOURCE LLC
ZEPHYRBEAUTY LLC
DISCOCART LLC
VUETI LLC
PUNCHED LLC
SWEETHOMEDEALZ LLC
KITCHENVOX LLC
EXORIDER LLC
KINETIC WAVE LLC
3GIRLSFROMNY LLC
CHICALLEY LLC
BOXWHALE, LLC

By: /s/ Yaniv Sarig
Name: Yaniv Sarig
Title: Chief Executive Officer